Exhibit 10.14(b)

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APG1252 License Agreement

This APG1252 License Agreement (the “Agreement”) effective as of the 2nd day of Feburary, 2016, (the “Signing Date”) is made by and between Ascentage Pharma Group Corp. Ltd., a Hong Kong corporation (“Ascentage”), with a business address at 11/F, AXA CENTRE, Gloucester Road, Wanchai, Hong Kong, and Unity Biotechnology, Inc., a Delaware corporation (“Unity”), with a business address at 1700 Owens Street, Suite 535, San Francisco, California 95158. Each of Ascentage and Unity shall be a “Party,” and both the “Parties.”

BACKGROUND

A. Unity and Ascentage entered into that certain Compound Library and Option Agreement of even date herewith (the “Library Agreement”), pursuant to which Ascentage has granted to Unity the right to screen Ascentage’s existing collection of BCL-2/BCL-xL inhibitor compounds as well as any additional BCL-2/BCL-xL inhibitor compounds discovered by Ascentage during the term of the Library Agreement, in each case to identify compounds with potential utility in the treatment of age-related conditions other than Oncology Indications; and

B. Ascentage has begun developing a BCL-2/BCL-xL inhibitor known as APG-1252 (as further defined below) and owns or controls certain patents, know-how and other intellectual property relating to APG-1252.

C. Unity desires to acquire from Ascentage a license under the Licensed Intellectual Property to develop APG-1252 in the Field and Territory (each as defined below), and Ascentage is willing to grant Unity such license on the terms and conditions herein, all as set forth below.

NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1

DEFINITIONS

1.1 The following terms have the meanings set forth in the Library Agreement:

Affiliate

Ascentage Intellectual Property

Collaboration Period

Compounds

Compound License Agreement(s)

Greater China

IND

Oncology Indications

Patents

Technology

Third Party

Unity Bcl-2 [***] Product

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1.2 “APG-1252” means the chemical compound with the structure identified in Schedule 1.2, [***].

1.3 “APG-1252 Work-a-Like Product” means a Licensed Product under a Compound License Agreement, which product is [***] and is subject to the milestones and royalties described as [***] in Sections 5.2 (Development/Sales Milestones) and 5.3 (Royalties) of the Form of Compound License Agreement attached as Exhibit 3.3.2(a) of the Library Agreement.

1.4 “Fair Market Value” means with respect to a share of Unity common stock, the average price that Unity common stock is publicly trading at for [***] ([***]) days prior to the date in question, or, if the security is not publicly traded, the value of such stock as determined in good faith by Unity’s board of directors in reliance upon Unity’s most recent IRC Section 409A independent valuation of Unity’s common stock that it used for the purposes of granting stock options to its employees.

1.5 “Control” and its correlative terms, “Controlled” or “Controls” shall mean, with respect to any Patent or item of Technology, that a Party or one of its Affiliates owns or possesses rights to such Patent or item of Technology sufficient to grant the access, license or sublicense contemplated in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.6 “Cover” and its correlative terms, “Covers”, “Covered” or “Covering” means (a) with respect to an issued patent, that, in the absence of a license, the use, offer for sale, sale, importation or manufacture of the product in question would infringe one or more claims of such patent or (b) with respect to a pending patent application, that, in the absence of a license, the use, offer for sale, sale, importation or manufacture of the product in question would infringe one or more claims of such patent application, should such claims issue as published.

1.7 “Effective Date” shall mean the date on which the Second Amendment takes effect.

1.8 “Enabling IP” means Patents and/or Technology of a Third Party that Covers or relates to a Royalty-bearing Product and is necessary or useful for the research, development, manufacture, use, sale or import of Royalty-bearing Products, including Patents directed to the composition and manufacture of Licensed Compound, but excluding Patents related to formulation and therapeutic methods.

1.9 “EMA” means the European Medicines Agency and any successor agency.

1.10 “Existing Agreements” means [***].

1.11 “FDA” means the United States Food and Drug Administration and any successor agency.

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1.12 “Field” means the prophylaxis and treatment of, and palliation of symptoms associated with, indications other than Oncology Indications.

1.13 “Generic Product” means a product which (a) contains as its active pharmaceutical ingredient a compound that is (or is substantially the same as) the Licensed Compound or the active pharmaceutical contained in a Unity Bcl-2 [***] Product, and (b) has been placed on the market pursuant to a validly granted marketing authorization.

1.14 “Licensed Compound” means APG-1252.

1.15 “Licensed Intellectual Property” means the Licensed Patents and Licensed Technology.

1.16 “Licensed Patents” means Patents owned or Controlled by Ascentage or its Affiliates during the Term, in each case to the extent Covering the Licensed Compound, a Licensed Product or a Unity Bcl-2 [***] Product.

1.17 “Licensed Product” means a pharmaceutical product containing the Licensed Compound (either alone or with other active pharmaceutical ingredients), in all forms, presentations, formulation and dosage forms.

1.18 “Licensed Technology” means Technology owned or Controlled by Ascentage or its Affiliates during the Term, in each case to the extent such Technology is necessary or reasonably useful for the development, manufacture or commercialization of the Licensed Compound, a Licensed Product or a Unity Bcl-2 [***] Product.

1.19 “Marketing Approval Application” or “MAA” means a New Drug Application (or its equivalent), as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding or similar application, registration or certification in any country.

1.20 “Net Sales” means the gross amount invoiced to non-Affiliate Third Parties on sales of Royalty-bearing Products by Unity or its Affiliates or Third Party Sublicensees, less the actual amounts incurred, allowed, or paid for the following items (if not previously deducted from the amount invoiced and provided that such deductions are calculated in accordance with generally accepted accounting principles of the United States of America (“GAAP”) on a consistent basis): (a) trade, cash, and quantity discounts; (b) amounts for claims, allowances or credits for returns, rejections or recalls; (c) freight, shipping and insurance charges allocable to such Royalty-bearing Products; (d) sales taxes, duties and other governmental charges (including value added tax) on particular sales, but excluding what is commonly known as income taxes; (e) government mandated rebates; (f) contracted rebates; and (g) a provision for uncollectible accounts; in each case as determined from books and records of the selling party maintained in accordance with GAAP, as consistently applied by such selling party. In the event that Unity grants a sublicense to a Third Party Sublicensee hereunder, and receives payments based upon such Third Party Sublicensee’s sales of Royalty-bearing Product, Unity may, with Ascentage’s consent, which consent shall not be unreasonably withheld or delayed, substitute the definition of “Net Sales,” used by such Third Party Sublicensee to calculate its payments to Unity in place of the foregoing definition of “Net Sales” for purposes of calculating royalties payable to Ascentage on such Third Party Sublicensee’s sales.

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1.21 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is preliminary determination of safety of a drug in healthy individuals or patients, that would satisfy the requirements of 21 C.F.R. §312.21(a).

1.22 “Phase II Clinical Trial” means a clinical trial of a drug conducted on a limited number of patients for the purpose of preliminary evaluation of clinical efficacy and safety of such drug, and/or to obtain an indication of the dosage regimen required, in each case that would satisfy the requirements of 21 C.F.R. 312.21(b).

1.23 “Phase III Clinical Trial” means a pivotal human clinical trial intended to gather additional information regarding the safety and efficacy of the drug in patients with the disease being studied, which clinical study is designed to be of a size and statistical power sufficient to support the filing of an MAA and that would satisfy the requirements of 21 C.F.R. 312.21(c).

1.24 “Royalty-bearing Product” means a Licensed Product or a Unity Bcl-2 [***] Product.

1.25 “Royalty-bearing Product-Specific Patents” means those Licensed Patents that [***] the Licensed Compound, a Licensed Product or a Unity Bcl-2 [***] Product and [***].

1.26 “Territory” means the entire world excluding Greater China.

1.27 “Third Party Sublicensee” means any Third Party to which Unity licenses the right to commercialize any Royalty-bearing Product. For the avoidance of doubt, “Third Party Sublicensee” shall not include Third Party distributors, service providers, vendors and suppliers that do not have the right to market or promote the Royalty-bearing Product.

1.28 “UM License Agreement” means that certain license agreement entered into by Ascentage and the Regents of the University of Michigan (“UM”) effective as of December 1, 2010, as amended by all amendments to such license agreement existing as of the Effective Date.

1.29 “Unity Bcl-2 [***] Product” means any [***] product for [***], wherein the [***], and in each case that (a) is developed by Unity during the Collaboration Period, (b) is not an APG-1252 Work-a-Like Product, and (c) for which an IND is filed prior to the later of the [***] anniversary of the Effective Date or the [***] anniversary of the expiration or termination of the Library Agreement. Notwithstanding anything to the contrary in this Agreement, any compound that was designed ([***]) or [***] synthesized [***] shall not be considered a Unity Bcl-2 [***] Product without Unity’s express written consent. [***] In addition, Unity agrees that upon request it will [***].

1.30 “Valid Claim” means a claim contained in an issued Patent within the Licensed Patents in any country that (a) has not expired; (b) has not been disclaimed; (c) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (d) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

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ARTICLE 2

LICENSES

2.1 Licenses.

2.1.1 Development Licenses. Subject to the terms and conditions of this Agreement, Ascentage hereby grants to Unity a royalty-free, exclusive license in the Field and Territory, with the right to grant sublicenses as provided in Section 2.2, under the Licensed Intellectual Property to (a) research, develop and seek and obtain marketing approval for the Licensed Compound and Licensed Products using Licensed Compound and/or Licensed Products supplied by or on behalf of Ascentage and (b) research, make, develop and seek and obtain marketing approval for Unity Bcl-2 [***] Products; in each case solely in the Field and Territory, and to have any of the foregoing performed on its behalf by a Third Party; and

2.1.2 Commercialization Licenses. Subject to the terms and conditions of this Agreement, Ascentage hereby grants to Unity a royalty-bearing, exclusive license in the Field and Territory, with the right to grant sublicenses as provided in Section 2.2, under the Licensed Intellectual Property: (a) to use the Licensed Compound supplied by or on behalf of Ascentage to make or have made the Licensed Products; (b) to use, offer for sale, sell, import, export, market, promote and distribute Licensed Compound and Licensed Products, and (c) to make, use, offer for sale, sell, import, export, market, promote and distribute Unity Bcl-2 [***] Products; in each case, solely for use in the Field and Territory, and to have any of the foregoing performed on its behalf by a Third Party. It is understood and agreed that the licenses set forth in this Section 2.1.2 exclude the right to make or have made the Licensed Compound.

2.2 Sublicenses. Unity may grant and authorize sublicenses within the scope of the license granted to Unity pursuant to this Agreement, provided that for clarity, Unity shall remain responsible for all milestone and other payments due to Ascentage under this Agreement based on the activities of Unity’s sublicensees.

2.3 Third Party Intellectual Property. If after the Effective Date, Ascentage acquires or licenses from a Third Party subject matter that would fall within the Licensed Intellectual Property (“Third Party Intellectual Property”) that is subject to any payment obligation to the Third Party, then Ascentage shall so notify Unity and Unity shall inform Ascentage if it wishes such subject matter to be included within the Licensed Intellectual Property. If Unity notifies Ascentage that it does wish such subject matter to be so included, the rights granted to Unity hereunder with respect to such Third Party Intellectual Property shall be subject to Unity promptly reimbursing Ascentage for [***] and Unity shall reimburse Ascentage for [***]. Upon request by Unity, Ascentage shall disclose to Unity a written description of such payment obligations. Notwithstanding the foregoing, Unity shall have the right to treat amounts paid to Ascentage as reimbursements for payments for Enabling IP for purposes of Section 5.5.

2.4 No Implied Licenses. Nothing herein shall be construed as granting Unity, by implication, estoppel or otherwise, any license or other right (a) to any intellectual property of Ascentage other than the Licensed Intellectual Property (b) to commercialize Licensed Products outside of the Field and Territory (c) not relating to the Licensed Compound, Licensed Products and Unity Bcl-2 [***] Products or (d) any right or license other than those expressly granted herein.

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2.5 [***].

2.6 Exclusivity/[***].

2.6.1 Exclusivity.

(a) No Development or Commercialization of Licensed Compound in the Field. Ascentage hereby covenants that except as expressly permitted under any future agreement that the Parties may enter into pursuant to Article 8 below pertaining to the China JVCO, Ascentage shall not: (a) research, develop, use or commercialize, and shall not authorize any Affiliate or other Third Party to research, develop, use or commercialize, the Licensed Compound (or any Licensed Product) in the Field, and (b) manufacture, or authorize any Third Party to manufacture, the Licensed Compound or any Licensed Product for use in the Field, other than for supply to Unity in accordance with the terms of the Supply Agreement to be negotiated pursuant to Article 4 below.

(b) No Development or Commercialization of Licensed Compounds. Ascentage hereby covenants that except as expressly permitted under any future agreement that the Parties may enter into pursuant to Article 8 below pertaining to the China JVCO, Ascentage shall not research, develop, manufacture, use or commercialize, and shall not authorize any Affiliate or other Third Party to research, develop, manufacture, use or commercialize, any Unity Bcl-2 [***] Products.

(c) Notwithstanding anything to the contrary, Ascentage shall be permitted to develop any products containing the Licensed Compound for Oncology Indications independently.

2.6.2 [***] Licensed Products. Within [***] of the effective date of the Library Agreement the Parties will [***] to [***]. The [***] is [***]. In addition, the [***] to [***]. Ascentage will appoint [***] and Unity will appoint [***] to [***].

2.7 [***]. The Parties agree that within [***] of the Effective Date of this Agreement they will put in place a procedure pursuant to which [***] shall [***] that [***] to [***].

ARTICLE 3

DUE DILIGENCE

3.1 General. Unity shall use commercially reasonable efforts to develop and obtain marketing approval for at least one Royalty Product or APG-1252 Work-a-Like Product (collectively, “[***] Product”), and thereafter shall use commercially reasonable efforts to launch and commercialize each such [***] Product and to fulfil the market demand therefor.

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3.2 Diligence Milestones. Without limiting the it’s general diligence obligations under Section 3.1 above, Unity agrees that it shall achieve the following diligence milestones with respect to a [***] Product by the deadlines specified below:

Milestone	Time Period
1. [***]	Within [***] ([***]) [***] of the Effective Date
2. [***]	Within [***] ([***]) [***] of the Effective Date
3. [***]	Within [***] ([***]) [***] of the Effective Date
4. [***]	Within [***] ([***]) [***] of the Effective Date

If Unity is unable to meet [***], as applicable, by the specified deadline, Unity shall none-the-less be deemed to be in compliance with its diligence obligations hereunder so long as it [***].

ARTICLE 4

MANUFACTURE AND SUPPLY

4.1 Within [***] of the effective date of the Library Agreement, the Parties will negotiate and agree upon the terms and conditions pursuant to which Ascentage (itself or through one or more Third Party contract manufacturers) shall manufacture and supply Unity, its Affiliates and their Third Party Sublicensees with (a) Licensed Product for clinical use, and (b) Licensed Compound for commercial use (the “Supply Agreement”). Ascentage will appoint [***] and Unity will appoint [***] to negotiate such Supply Agreement on their respective behalf. For clarity it is acknowledged that [***].

ARTICLE 5

PAYMENTS

5.1 Equity Grants.

5.1.1 Upfront Fee. As partial consideration for the rights and licenses granted to Unity under this Agreement, Unity shall issue to Ascentage, subject to Ascentage’s execution and delivery to Unity of a Stock Issuance Agreement in substantially the form attached hereto as Schedule 5.1 (such form of agreement, the “Stock Agreement”), One Million Five Hundred Seventy Three Thousand Three Hundred Forty (1,573,340) shares of Unity common stock; such shares to be issued to Ascentage within [***] ([***]) days of the Effective Date.

5.1.2 [***]. Upon the [***], Unity shall issue to Ascentage Three Hundred Ninety Three Thousand Three Hundred Thirty Five (393,335) shares of Unity common stock; such shares to be issued to Ascentage pursuant to the Stock Agreement within [***] ([***]) days of date that [***] occurs. For clarity, [***].

5.1.3 [***]. Upon the [***], Unity shall issue to Ascentage the following number of shares of Unity common stock based on how long after the Effective Date such [***]; such shares to be issued to Ascentage pursuant to the Stock Agreement within [***] ([***]) days of date that such [***] occurs:

(a) [***] ([***]) shares of Unity common stock if such [***] occurs within [***] ([***]) [***] of the Effective Date.

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(b) [***] ([***]) shares of Unity common stock if such [***] occurs more than [***] ([***]) [***] after the Effective Date but less than [***] ([***]) [***] after the Effective Date.

(c) [***] ([***]) shares of Unity common stock if such [***] occurs more than [***] ([***]) [***] after the Effective Date.

5.1.4 Equity Cap.    Notwithstanding anything in the contrary in this Agreement, the Library Agreement or any Compound License Agreement(s), the maximum cumulative aggregate number of shares of Unity common stock that Ascentage is eligible to receive under Sections 6.1 and 6.2 of the Library Agreement, Section 5.1 of any Compound License Agreement(s) and this Section 5.1 is:

(a) [***] ([***]) shares of Unity common stock if only one Licensed Product is developed; and

(b) Three Million Nine Hundred Thirty Three Thousand Three Hundred and Fifty (3,933,350) shares of Unity common stock if two or more Licensed Products is developed.

5.2 Development/Sales Milestones. In partial consideration of the rights and licenses granted herein to Unity, Unity shall pay Ascentage the following milestone payments:

5.2.1 Licensed Products. Within [***] ([***]) days after the first achievement by Unity (or any of its Affiliates or Third Party Sublicensees) of each of the following milestones with respect to a Licensed Product, Unity shall pay Ascentage the corresponding milestone payment set forth below, in accordance with the payment provisions of Article 6 below:

Milestone Event	Milestone Payment
1. [***]:	$	[***]
2. [***]:	$	[***]
3. [***]:	$	[***]
4. [***]	$	[***]
5. [***]	$	[***]

Total per Licensed Product	$	[***]

5.2.2 Unity Bcl-2 [***] Products. Within [***] ([***]) days after the first achievement by Unity (or any of its Affiliates or Third Party Sublicensees) of each of the following milestones with respect to a Unity Bcl-2 [***] Product, Unity shall pay Ascentage the corresponding milestone payment set forth below, in accordance with the payment provisions of Article 6 below:

Milestone Event	Milestone Payment
1. [***]:	$	[***]
2. [***]:	$	[***]
3. [***]:	$	[***]
4. [***]	$	[***]
5. [***]	$	[***]

Total per Unity Bcl-2 [***] Product	$	[***]

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5.2.3 Certain Additional Terms.

(a) For clarity, all forms, presentations, formulation and dosage forms of a Licensed Product or Unity Bcl-2 [***] Product shall be considered one and the same Licensed Product or Unity Bcl-2 [***] Product (as applicable) for purposes of this Section 5.2.

(b) If Unity begins development of one Licensed Product or Unity Bcl-2 [***] Product and a milestone payment is made under this Section 5.2, and then Unity terminates development of such product and begins development of a second Licensed Product or Unity Bcl-2 [***] Product, the milestone which was already paid under this Section 5.2 for the abandoned product will not be repeated, but the remaining milestone payments hereunder will be due as the second Licensed Product or Unity Bcl-2 [***] Product (as applicable) advances;

(c) In its sole discretion, Unity may elect in lieu of the payment of the milestone payments owing to Ascentage under this Section 5.2, to grant to Ascentage that number of shares of Unity common stock of equivalent value (based on the Fair Market Value of such Unity common stock at the time of such grant).

5.3 Royalties. In partial consideration of the licenses granted herein to Unity, Unity shall pay to Ascentage a running royalty equal to the percentage set forth below on the Net Sales of each Royalty-bearing Product based on whether such Royalty-bearing Product is a Licensed Product or Unity Bcl-2 [***] Product, subject to any adjustments set forth in Sections 5.5 and 5.6, and in accordance with the payment provisions of Article 6 below.

5.3.1 Licensed Products.

Annual Net Sales of Licensed Product	Applicable Royalty Rate
Portion of worldwide annual Net Sales of the Licensed Product less than or equal to [***] Dollars (US$[***])	[***]	%
Portion of worldwide annual Net Sales of the Licensed Product over [***] Dollars (US$[***])	[***]	%

5.3.2 Unity Bcl-2 [***] Products.

Annual Net Sales of Licensed Product	Applicable Royalty Rate
Portion of worldwide annual Net Sales of the Licensed Product less than or equal to [***] Dollars (US$[***])	[***]	%
Portion of worldwide annual Net Sales of the Licensed Product over [***] Dollars (US$[***])	[***]	%

5.4 Royalty Term. Unity’s obligation to pay royalties on Net Sales of Royalty-bearing Products under this Agreement shall continue on a country-by-country and Royalty-bearing Product-by-Royalty-bearing Product basis until the later of (a) abandonment or expiration of the last Valid Claim that claims the [***] of the Licensed Compound (or the [***] contained in the Unity Bcl-2 [***] Product) in such country, (b) the date of expiry of any applicable regulatory, pediatric, orphan drug or data exclusivity obtained for such Royalty-bearing Product in such country, or (c) ten (10) years after the first commercial sale of the Royalty-bearing Product by or under the authority of Unity in any country in the Territory.

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5.5 Royalty Stacking. Unity shall be entitled to deduct from the amounts owing to Ascentage under Sections 5.2 and 5.3 above [***] percent ([***]%) of any royalties or other payments made to Third Parties for Enabling IP, provided that (a) the total aggregate amount payable to Ascentage under Sections 5.2 and 5.3 in any [***] may not be reduced to less than [***] percent ([***]%) of the amounts that would otherwise be due Ascentage in such [***], and (b) Unity shall not be entitled to deduct any royalties or other payments made under the Existing Agreements. If, in any [***], Unity is not able to fully recover its [***] percent ([***]%) portion of the payments due to a Third Party, it shall be entitled to carry forward such right of off-set to future [***] with respect to the excess amount

5.6 Generic Products. If at any time during the term of this Agreement a Generic Product enters the market in any country and has for a period of at least [***] ([***]) consecutive [***] a market share in such country of at least [***] percent ([***]%) of the then combined unit volume of the corresponding Royalty-bearing Product (i.e., the Royalty-bearing Product containing the same active pharmaceutical ingredient(s) as are present in the Generic Product) and such Generic Product, then Unity’s obligation to pay royalties to Ascentage on Net Sales of such Royalty-bearing Product in such country shall be to reduced to [***] percent ([***]%) of the amounts that would otherwise be due Ascentage under Section 5.3 in such calendar quarter.

5.7 Maximum Reduction to Royalties. Notwithstanding anything to the contrary in this Article 5, in no event shall the royalties owing to Ascentage with respect to Net Sales of a Royalty-bearing Product in any country be reduced by cumulative operation of Sections 5.5 and 5.6 to less than [***] percent ([***]%) of the amounts that would otherwise be due Ascentage under Section 5.3 in such calendar quarter.

5.8 Combination Products. In the event that a Royalty-bearing Product is sold for a single price in combination with another therapeutically active pharmaceutical ingredient, or other product or service, for which no royalty would be due hereunder if sold separately, Net Sales from such combination sales, for purposes of calculating the applicable royalty rate and the applicable royalty due under Section 5.3 shall be calculated by multiplying the Net Sales of the combination product by the fraction A/(A + B), where A is the average gross selling price during the previous [***] of the Royalty-bearing Product sold separately and B is the gross selling price during the previous [***] of the therapeutically active ingredient, product or service. In the event that separate sales of the Royalty-bearing Product or the additional therapeutically active ingredient, product or service were not made during the previous [***], then the Net Sales shall be reasonably allocated between such Royalty-bearing Product and such other active ingredient, product or service as agreed upon by the Parties, or failing agreement, determined in accordance with Section 13.1 (Dispute Resolution) below.

5.9 Unity’s Covenant. Unity hereby agrees that any shares of common stock issued to Ascentage will not be diluted unless diluted in good faith by Unity on a proportionate basis to the other shares of common stock of Unity outstanding at the time of any such dilution, and subject to the anti-dilution protections as set forth in Unity’s certificate of incorporation, as may be amended

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from time to time in good faith; provided further, that Unity shall not take actions that specifically treat Ascentage differently from other holders of common stock, or issue any capital stock in a manner which is intended to circumvent this covenant. The shares of common stock issued to Ascentage shall be duly adjusted for any bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement of Unity, in each case in accordance with, and as expressly contemplated by, Unity’s certificate of incorporation, as may be amended from time to time in good faith.

ARTICLE 6

ACCOUNTING; RECORDS; METHOD OF PAYMENT

6.1 Royalty Reports; Payments, Invoices. After the first sale of a Royalty-bearing Product on which royalties are payable by Unity hereunder, Unity shall make quarterly written reports to Ascentage within [***] ([***]) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Royalty-bearing Product sold during the calendar quarter upon which a royalty is payable under Article 5 above. Concurrently with the making of such reports, Unity shall pay to Ascentage all amounts payable pursuant to Article 5 above, in accordance with the payment provisions of Section 6.3.

6.2 Records; Inspection. During the term of this Agreement and for a period of [***] ([***]) years thereafter, Unity and its Affiliates shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Ascentage under this Agreement. Ascentage shall have the right to cause an independent, certified public accountant reasonably acceptable to Unity to audit such records to confirm gross sales, Net Sales and royalty payments for a period covering not more than the preceding [***] ([***]) years. Unity agrees to either: (a) require each of its Third Party Sublicensees to maintain similar books and records and to open such records for inspection by an independent, certified public accountant reasonably satisfactory to such Third Party Sublicensee, on behalf of, and as required by, Ascentage for the purpose of verifying payments hereunder, or (b) obtain such audits rights from the Third Party Sublicensee for itself and exercise such audit rights on behalf of Ascentage upon Ascentage’s request and disclose the results thereof to Ascentage. All such inspections may be made no more than once each calendar year at reasonable times and on reasonable notice. No accounting period of Unity or its Affiliate or Third Party Sublicensee shall be subject to audit more than one time hereunder. Such independent, certified public accountant will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. The results of any inspection hereunder shall be provided to both Parties, and Unity shall pay any underpayment to Ascentage within [***] ([***]) days. Inspections conducted under this Section 6.2 shall be at the expense of Ascentage (and Ascentage will reimburse Unity’s reasonable out-of-pocket costs of those inspections conducted by Unity at Ascentage’s request under (b) above), unless a variation or error producing an increase exceeding [***] percent ([***]%) of the amount stated for any period is established in the course of any such inspection, whereupon all costs of such audit of such period will be paid by Unity.

6.3 Payment Method. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designated by Ascentage in a written notice to Unity. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rates used by Unity in calculating Unity’s own revenues for financial reporting purposes.

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6.4 Late Payments. Any payments due from Unity that are not paid on the date such payments are due under this Agreement shall bear interest at [***] ([***]%) above the then prevailing US Federal Funds Target Rate (Bloomberg page: FDTR <Index>) per annum calculated on a daily basis and payable for the period from the date payment is due until the date payment is actually made. This Section 6.4 shall in no way limit any other remedies available to any Party.

ARTICLE 7

PATENT PROSECUTION AND ENFORCEMENT

7.1 Prosecution of Patents within the Licensed Intellectual Property.

7.1.1 General.

(a) Except as set forth in Section 7.1.1(b) or Section 7.1.1(c) hereof, Ascentage shall have the sole right to control the preparation, filing, prosecution and maintenance of all Licensed Patents using patent counsel of its choice.

(b) Unity shall have the first right, but not the obligation, to prepare, file, prosecute and maintain Royalty-bearing Product-Specific Patents. Unity shall (i) keep Ascentage reasonably informed as to its filing and prosecution strategy for Royalty-bearing Product-Specific Patents and the filing, prosecution and maintenance of Royalty-bearing Product-Specific Patents, (ii) provide Ascentage with a reasonable opportunity to review drafts of proposed patent office submissions with respect to Royalty-bearing Product-Specific Patents; and (iii) consider in good faith the requests and suggestions of Ascentage with respect to strategies for filing and prosecuting such Royalty-bearing Product-Specific Patents. In the event that Unity desires to abandon or decline further responsibility for any such Royalty-bearing Product-Specific Patent, Unity shall provide reasonable prior written notice to Ascentage of such intention to abandon or decline responsibility, but in no case later than [***] ([***]) days prior to any required action relating to the filing, prosecution or maintenance of such Royalty-bearing Product-Specific Patent, and Ascentage shall have the right, at its discretion, to assume such responsibility.

(c) With respect to any Licensed Patent (other than a Royalty-bearing Product-Specific Patent) that claims the Licensed Compound, a Licensed Product or Unity Bcl-2 [***] Product, Ascentage shall have the first right, but not the obligation, to prepare, file, prosecute and maintain such Licensed Patent and shall (i) keep Unity reasonably informed as to its filing and prosecution strategy for such Licensed Patent and the filing, prosecution and maintenance of such Licensed Patent, (ii) provide Unity with a reasonable opportunity to review drafts of proposed patent office submissions with respect to such Licensed Patent; and (iii) follow the directions given by Unity with respect to filing and prosecuting such Licensed Patents, unless [***], in which case [***] and [***]. In the event that Ascentage desires to abandon or decline further responsibility for any Licensed Patent, Ascentage shall provide Unity [***] notice and the opportunity to assume responsibility for such Licensed Patent.

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7.1.2 For purposes of this Article 7, “prosecution and maintenance” of patents and patent applications shall be deemed to include, without limitation, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms.

7.2 Enforcement of Licensed Patents. If either Party determines that a Third Party is making, using or selling a product that may infringe any Licensed Patent, that Party shall notify the other Party in writing.

7.2.1 Infringement by a Competitive Product.

(a) With respect to any such infringing activity that involves the manufacture, use or sale by a Third Party of any product that [***] (“Competitive Product”), Unity shall have the first right, at its sole option, to bring suit to enforce any Licensed Patent, and/or to defend any declaratory judgment action with respect thereto (“Enforcement Action”); provided, however, that Unity shall keep Ascentage reasonably informed as to the defense and/or settlement of any such Enforcement Action. Ascentage shall have the right to participate in any such Enforcement Action with counsel of its own choice at its own expense. All recoveries received by Unity from an Enforcement Action shall be first applied to reimburse Unity’s and then Ascentage’s unreimbursed expenses, including without limitation, reasonable attorney’s fees and court costs. Any remainder shall, to the extent the same pertains to an infringing activity that involves the manufacture, use or sale by a Third Party of any Competitive Product, be treated as Net Sales.

(b) In the event Unity elects not to initiate an Enforcement Action with respect to any commercially significant infringing activity that involves the manufacture, use or sale by a Third Party of any Competitive Product within [***] ([***]) days of a request by Ascentage to do so ([***]), Ascentage may initiate such action at its expense. Unity shall have the right to participate in any such action with counsel of its own choice at its own expense. All recoveries received by Ascentage from an Enforcement Action shall be first applied to reimburse Ascentage’s and then Unity’s unreimbursed expenses, including without limitation, reasonable attorney’s fees and court costs. Any remainder shall, to the extent the same pertains to an infringement of the Licensed Patents, be split [***].

7.2.2 Other Instances of Infringement. With respect to any such infringing activity that does not involve the manufacture, use or sale by a Third Party of a Competitive Product, Ascentage shall have the sole right, at its sole option, to bring suit to enforce any Licensed Patent, and/or to defend any declaratory judgment action with respect thereto and to retain all recoveries received by Ascentage in connection therewith.

7.3 Infringement Claims Against Unity. If the production, sale or use of a Royalty-bearing Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Unity (or its Affiliates or sublicensees), Unity shall promptly notify Ascentage thereof in writing setting forth the facts of such claim in reasonable detail. As between the Parties, Unity will be entitled to control the defense in any such action(s). Unity agrees to keep Ascentage reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Intellectual Property. Notwithstanding the above, Unity shall not admit the invalidity of any Licensed Patent without written consent from Ascentage.

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7.4 Cooperation. In any legal action undertaken by a Party pursuant to Sections 7.2 or 7.3 of this Agreement (the Party bringing or defending such legal action, the “Enforcing Party”), the non-Enforcing Party shall cooperate fully with the Enforcing Party, including without limitation by joining as a party plaintiff if necessary for legal standing and executing such documents as the Enforcing Party may reasonably request. Upon the request of, and at the expense of, the Enforcing Party, the non-Enforcing Party shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in its possession.

7.5 No Implied Obligations. Except as expressly provided in this Article 7, neither Party has any obligation to bring or prosecute actions or suits against any Third Party for patent infringement.

7.6 UM License Agreement. Notwithstanding the foregoing provisions of this Article 7, with respect to the Licensed Patents subject of the UM License Agreement, Unity’s rights under this Article 7 shall be limited to the extent of Ascentage’s rights to prosecute and enforce such Licensed Patents under the UM License Agreement, provided that (a) with respect to Royalty-bearing Product-Specific Patents that have been in-licensed from UM, to the extent the UM License Agreement will not permit Unity to control the prosecution of such patents, Ascentage agrees to (i) share with Unity the information Ascentage receives from UM under Section 7.2 of the UM License Agreement with respect to such patents, (ii) provide Unity with a reasonable opportunity to review and comment upon such information; and (iii) pass along to UM Unity’s comments and requested actions, and (b) Ascentage shall at Unity’s request and expense cooperate with Unity in order to allow Unity to exercise on Ascentage’s behalf the enforcement rights granted to Ascentage under Section 8.1 of the UM License Agreement, in each case as permitted by the UM License Agreement.

OPTION FOR CHINA JOINT VENTURE

7.6 Option for China JVCO. Unity shall grant to Ascentage an option to commercialize one or more Royalty-bearing Products for use in the Field in Greater China jointly with Unity through a joint venture entity (“China JVCO”) to be established in accordance with Section 8.4 of the Library Agreement(“JVCO Option”). The process for exercise of the JVCO Option shall be agreed upon by [***] and [***] at [***].

7.7 Limitation of Obligations; Certain Covenants

8.2.1. Notwithstanding anything to the contrary, nothing in this Agreement shall be deemed to have granted Unity or any of its sublicensees the right to develop, manufacture, distribute, sell or otherwise commercialize the Royalty-bearing Products in the Greater China.

8.2.2 Ascentage hereby covenants that it shall not develop, manufacture, distribute, sell or otherwise commercialize (a) Unity Bcl-2 [***] Products or (b) the Licensed Compound (including any Licensed Products containing the Licensed Compound) for use in the Field in the Greater China except through the China JVCO. In the event of a breach by Ascentage of its obligations under this Section 8.2.2, the [***] and [***], shall [***].

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8.2.3 Unity and Ascentage hereby covenant that they shall cooperate with respect to the establishment of the China JVCO, including without limitation by (a) initiating negotiation of the form agreements relating to the JVCO within [***] of the Effective Date, (b) using commercially reasonable efforts to reach agreement on such form agreements within [***] ([***]) [***] of the Effective Date, including ensuring that [***] and [***] devote at least [***] to such negotiations until such form agreements are agreed upon, and (c) signing the agreements for establishment of the China JVCO agreed upon by [***] and [***].

CONFIDENTIALITY

7.8 Confidential Information. Except as otherwise expressly provided herein, the parties agree that the receiving party shall not, except as expressly provided in this Article 9, disclose to any Third Party or use for any purpose any information which is disclosed to it by the other party, whether orally or in writing, and identified as confidential (“Confidential Information”), except to the extent that it can be established by the receiving party by competent proof that such information:

(a) Was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

(b) Was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

(c) Became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

(d) Was independently developed by the receiving party without reference to information provided by the disclosing party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

(e) Was disclosed to the receiving party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing party not to disclose such information to others.

7.9 Permitted Use and Disclosures. Each party hereto may use or disclose Confidential Information of the other party to the extent such use or disclosure is reasonably necessary in the following instances: (a) exercising the rights granted to it hereunder (including, in the case of Unity, developing, commercializing and/or sublicensing of Royalty-bearing Products) or in carrying out its obligations hereunder; (b) filing or prosecuting Patents as permitted by this Agreement; (c) prosecuting or defending litigation; and (d) complying with applicable court orders or governmental regulations. Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to clause (c) or (d) of this Section 9.2, it will, except where impracticable, give reasonable advance notice to the disclosing

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party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In addition, Unity shall have the right to disclose Confidential Information regarding the Licensed Compound or Licensed Products to Third Parties in connection with due diligence or similar investigations, to potential Third Party investors, and others on a need to know basis, in each case under terms of confidentiality that are appropriate for the circumstances, or to the extent required by law.

7.10 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld; provided that a party may disclose the terms of this Agreement without such consent to such party’s attorneys and advisors, to Third Parties in connection with due diligence or similar investigations, to potential Third Party investors, and others on a need to know basis, in each case under terms of confidentiality that are appropriate for the circumstances, or to the extent required by law.

7.11 Public Announcement. Unity may, in its discretion, issue a press release announcing the formation of this Agreement, which shall be substantially in a form approved by Ascentage prior to execution of the Agreement. Except with respect to such initial release or as otherwise required by law, neither party shall issue an additional press release or public announcement relating to this Agreement without the prior written approval of the other party, which shall not be withheld unreasonably. Either party may refer to the license granted under this Agreement in promotional and other communications with prospective customers and investors, subject to the prior written approval of the other party of the form, substance and intended use of such reference, and provided that such disclosure shall not include any technical details or any financial terms of the license. For purposes of clarification, after a party has obtained the other party’s written approval of the form, substance and intended use of a particular reference, no further approval of the other party will be required for inclusion of the same reference in future communications that are intended for the same use.

ARTICLE 8

INDEMNIFICATION

8.1 Unity. Unity agrees to indemnify and defend Ascentage and its directors, officers, employees, agents and their respective successors, heirs and assigns (the “Ascentage Indemnitees”) against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, to the extent (a) relating to Licensed Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Unity, its Affiliates, sublicensees or other designees (excluding Ascentage, its Affiliates and licensees) including, without limitation, product liability and patent infringement claims, or (b) resulting from a breach by Unity of its representations and warranties under this Agreement, except, in each case, to the extent such Liabilities result from the negligence or intentional misconduct of Ascentage or Ascentage’s breach of its representations and warranties under this Agreement or the Supply Agreement to be negotiated pursuant to Article 4 above.

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8.2 Ascentage. Ascentage agrees to indemnify and defend Unity and its directors, officers, employees, agents and their respective heirs and assigns (the “Unity Indemnitees”) against any Liabilities arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, to the extent resulting from a breach by Ascentage of its representations and warranties under this Agreement or the Supply Agreement to be negotiated pursuant to Article 4 above, except, in each case, to the extent such Liabilities result from the negligence or intentional misconduct of Unity or Unity’s breach of its representations and warranties under this Agreement.

8.3 Procedure. In the event that any party intends to claim indemnification under this Article 10 (each such party, an “Indemnitee”) it shall promptly notify the other Party in writing of such alleged Liability. The indemnifying Party shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party reasonably represented by such counsel in such proceeding. The indemnifying Party shall keep the Indemnitee regularly informed of the status of the defense of any action, claim or liability covered by this Article 10 and shall take into consideration the Indemnitee’s reasonable comments thereon. The affected Indemnitee shall cooperate with the indemnifying Party and its legal representatives in the investigation of any action, claim or liability covered by this Article 10. The Indemnitee shall not compromise or settle any claim or suit, or voluntarily incur any expense with respect to any such claim or suit, in each case, without the prior written consent of the indemnifying Party, which such Party shall not be required to give. The failure to deliver written notice to the indemnifying Party within a reasonable time after the commencement of any action with respect to any action, claim or liability covered by this Article 10, if prejudicial to its ability to defend such action, shall relieve the indemnifying Party of any liability to the Indemnitee under this Article 10.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 General Warranties. Each Party represents and warrants to the other Party that it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation, the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, and it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, in the case of Ascentage, granting the rights and licenses described in Article 2).

9.2 Ascentage Warranties. Ascentage represents and warrants on its own behalf and on behalf of its Affiliates that as of the Effective Date:

(a) except as otherwise disclosed to Unity in writing prior to the Effective Date, (i) Ascentage has not received written notice from a Third Party claiming that the Licensed Compound infringes the intellectual property rights of any Third Party, and (ii) Ascentage is not a party to any legal action, suit or proceeding relating to the Licensed Compound.

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(b) except as otherwise disclosed to Unity in writing prior to the Effective Date, there are no actual or pending actions, suits or claims, by any Third Party (i) challenging the ownership of the Licensed Compound; or (b) challenging the validity, effectiveness, enforceability, or ownership of the Licensed Intellectual Property.

(c) except as otherwise disclosed to Unity in writing prior to the Effective Date, the Licensed Patents are subsisting, in force or pending, as the case may be, and are not the subject of any interference, reissue, reexamination, opposition, cancellation or similar administrative proceedings.

(d) except as otherwise disclosed to Unity in writing prior to the Effective Date, Ascentage has not brought a claim alleging an infringement by a Third Party of any of the Licensed Patents and to Ascentage’s actual knowledge, there is no actual or alleged infringement by a Third Party of any of the Patents within the Licensed Patents.

(e) there are no Patents: (a) filed by Ascentage and subsequently assigned to Third Party, or (b) with respect to which Ascentage or its Affiliates have acquired rights from a Third Party (i.e., through in-licenses, cross-licenses or otherwise), in each case that (i) would be required for Unity to research, develop, manufacture, use or commercialize the Licensed Compound and (ii) are not included within the Licensed Intellectual Property.

(f) except as otherwise disclosed to Unity in writing prior to the Effective Date, there are no actual or pending suits or claims by any Third Party asserting that the manufacture, use, sale, offer for sale or importing of the Licensed Compound infringes the intellectual property of a Third Party and to Ascentage’s knowledge, the development and commercialization of the Licensed Compound would not infringe (i) any issued Patents of any Third Party (other than Patents in-licensed from UM), or (ii) any published Patent claim of any Third Party (other than claims of Patents in-licensed from UM) if such claim were to issue as published.

(g) Ascentage has disclosed to Unity all material agreements with Third Parties in effect as of the Effective Date pursuant to which Licensed Intellectual Property was licensed, acquired or sold, including without limitation all amendments to the UM License Agreement entered into by UM and Ascentage subsequent to the effective date of the License Agreement.

(h) Ascentage has not previously granted and will not grant any rights in the Licensed Intellectual Property that are inconsistent with the rights and licenses granted to Unity herein.

9.3 Certain Rights and Obligations under the UM License Agreement.

(a) Ascentage shall not modify, amend or otherwise alter the UM License Agreement to the extent the same would materially and adversely affect Unity’s rights under this Agreement.

(b) Ascentage shall not (a) exercise or fail to exercise any right under the UM License Agreement or (b) provide or fail to provide any consent or approval with respect to any right or obligation under the UM License Agreement, in each case to the extent the same would materially and adversely affect Unity’s rights under this Agreement.

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(c) Ascentage shall not unilaterally terminate the UM License Agreement.

9.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES TO THE OTHER PARTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, REGARDING THE LICENSED COMPOUND, LICENSED PRODUCTS, UNITY BCL-2 SYSTEMIC PRODUCTS OR THE LICENSED INTELLECTUAL PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF LICENSED INTELLECTUAL PROPERTY CLAIMS, ISSUED OR PENDING.

9.5 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT; provided, however, that this Section 11.5 shall not be construed to limit either party’s indemnification obligations under Article 10.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 12, shall continue in full force and effect on a country-by-country basis until the expiration of all royalty obligations pursuant to this Agreement for such country, as provided in Section 5.4 above. Unity’s license with respect to the Licensed Technology shall survive the expiration (but not an earlier termination) of this Agreement, provided that such license shall thereafter become nonexclusive and fully paid-up.

10.2 Termination for Breach. Either Party may terminate this Agreement in the event that the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for sixty (60) days after written notice of such breach and intent to terminate this Agreement therefor was provided to the breaching Party by the nonbreaching Party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period. Notwithstanding the foregoing, if the Party alleged to be in breach of this Agreement in good faith disputes such breach within such sixty (60) day period, the nonbreaching Party shall not have the right to terminate this Agreement unless it has been determined by arbitration pursuant to Section 13.2 that this Agreement was materially breached, and the breaching Party fails to comply with its obligations hereunder within sixty (60) days after such determination.

10.3 Termination by Unity. Any provision herein notwithstanding, Unity may terminate this Agreement, in its entirety or as to any particular Patent within the Licensed Patents, or as to any particular Licensed Product, at any time by giving Ascentage at least ninety (90) days prior written

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notice. From and after the effective date of a termination under this Section 12.3 with respect to a particular Patent in a particular country, such Patent shall cease to be within the Licensed Patents for all purposes of this Agreement, and all rights and obligations of Unity with respect to such Patent(s) shall terminate. From and after the effective date of a termination under this Section 12.3 with respect to a particular Licensed Product, the license granted under Section 2.1 above shall terminate with respect to such Licensed Product, and the same shall cease to be a Licensed Product for all purposes of this Agreement. Upon a termination of this Agreement in its entirety under this Section 12.3, all rights and obligations of the parties shall terminate, except as provided in Section 12.4 below. For clarity, Unity shall remain obligated to pay any and all milestone and other payments accrued, due and payable to Ascentage prior to such termination.

10.4 Effect of Termination.

10.4.1 Accrued Obligations. Expiration or any termination of this Agreement shall not release either Party hereto from any liability which at the time of such expiration or termination has already accrued to such Party or which is attributable to a period prior to such expiration or termination, subject to the terms of this Agreement, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued to it prior to such expiration or termination, subject to the terms of this Agreement.

10.4.2 Sales of Existing Inventory of Licensed Product. In the event this Agreement is terminated for any reason with respect to a Licensed Product after the first approval of an MAA for such Licensed Product, Unity shall provide Ascentage with a written inventory of all quantities of such Licensed Product that Unity and its Affiliates have in stock and, for a period of [***] ([***]) [***] after such termination, Unity and its Affiliates shall have the right to sell or otherwise dispose of such Licensed Product, all subject to the payment to Ascentage of royalties pursuant to Article 5 hereof.

10.4.3 Survival of Sublicenses. Upon termination of this Agreement for any reason, any sublicense granted by Unity hereunder to a Third Party Sublicensee shall survive, provided that such Third Party Sublicensee continues to pay to Ascentage the milestones and royalties that would have been due to Ascentage under this Agreement based on such Third Party Sublicensee’s activities had this Agreement not terminated. For clarity, in the event that a Third Party Sublicensee fails to pay to Ascentage the applicable milestones and royalties due to Ascentage based on such Third Party Sublicensee’s activities, Ascentage shall be entitled to terminate such surviving sublicense by providing such Third Party Sublicensee written notice of termination, which notice shall take effect [***] ([***]) days after it is received by such Third Party Sublicensee unless such Third Party Sublicensee has cured any such breach or default prior to the expiration of the [***] ([***]) day period.

10.4.4 Library Agreement. This Agreement is independent of, and shall not be affected by, the expiration or termination of the Library Agreement, and vice versa.

10.4.5 Survival. Articles 1 (Definitions), 6 (Accounting; Records; Method of Payment), 9 (Confidentiality), 10 (Indemnification), 13 (Dispute Resolution) and 14 (Miscellaneous), and Sections 2.1.1(b), 2.1.2(c), 5.2.2, 5.3.2 and 5.4-5.8, (with respect to [***]),

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7.2.1 (with respect to any ongoing Enforcement Action), 11.3, 11.4 and 12.4 shall survive the expiration or termination of this Agreement for any reason, provided that such survival shall be contingent upon Unity having fulfilled its obligations under Section 5.1.1. Except as otherwise provided in this Article 12, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

10.5 Condition Precedent.

10.5.1 This Agreement is entered into subject to the condition precedent that Ascentage and UM agree upon and execute an amendment to the UM License Agreement (“Second Amendment”) adjusting the royalties owing to UM in connection with the activities contemplated by this Agreement (including the attached Exhibits). All rights and obligations set forth in the Agreement shall only become effective upon the Effective Date.

10.5.2 Ascentage hereby agrees to use its commercially best efforts to complete and execute the Second Amendment as soon as reasonably practicable.

ARTICLE 11

DISPUTE RESOLUTION

11.1 Dispute Resolution. If an unresolved dispute arises out of or relates to this Agreement, or the breach thereof, either Party may refer such dispute to the [***] of Unity and Ascentage, who shall meet in person or by telephone within [***] ([***]) days after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] ([***]) days period (as may be extended by mutual agreement), either Party shall be entitled to seek resolution of such dispute pursuant to Section 13.2 below.

11.2 Arbitration. If the parties are unable to resolve a dispute on an issue of interpretation, breach or enforcement of this Agreement, the parties shall refer such dispute to be finally resolved by binding arbitration under the terms of this Section 13.2, except that all disputes with respect to the validity or infringement of Patents shall be subject to applicable federal court jurisdiction and not subject to the terms of this Section 13.2. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any such arbitration shall be conducted under the [***] by a panel of three (3) arbitrators in [***]. Each party shall select one (1) arbitrator who is not employed by, or otherwise affiliated with, such party within [***] ([***]) days after the institution of arbitration proceedings, and the two (2) arbitrators so selected shall designate the third arbitrator. The parties shall use their commercially reasonable efforts to conclude the arbitration hearings within [***] ([***]) [***] following the confirmation of the third and presiding arbitrator.

11.3 Injunctive Relief. Each Party shall be free to seek preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction. For avoidance of doubt, any such equitable remedies provided under this Section 13.3 shall be cumulative and not exclusive and are in addition to any other remedies, which either Party may have under this Agreement or applicable law.

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ARTICLE 12

MISCELLANEOUS

12.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of New York, USA, without reference to conflicts of laws principles.

12.2 Waiver. It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

12.3 Assignment. This Agreement shall not be assignable by either party without the written consent of the other party hereto, except that either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement relates, whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that within [***] ([***]) days of such an assignment, the assignee shall agree in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of each party’s successors and permitted assigns.

12.4 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

12.5 Compliance with Laws. In exercising their rights under this Agreement, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Licensed Products pursuant to this Agreement.

12.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

If to Unity:	Unity Biotechnology, Inc.

1700 Owens Street, Suite 535

San Francisco, CA 94158, USA

Attention: [***]

Email: [***]

If to Ascentage:	Ascentage Pharma Group Corp. Ltd.

Room 201, QB3 Building, Medical City Avenue

Hi-Tech BioMed District, Taizhou City, Jiangsu Province

P.R. China, 225300

Attention: [***]

Email: [***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.

12.8 Advice of Counsel. Unity and Ascentage have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

12.9 Performance Warranty. Each Party hereby warrants and guarantees the performance of any and all rights and obligations of this Agreement by its Affiliates, licensees and sublicensees.

12.10 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, unusual and unexpected governmental intervention, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing Party and such Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

12.11 Complete Agreement. This Agreement with its schedules, together with the Library Agreement and its exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Unity and Ascentage.

12.12 Headings. The captions to the several Sections and Articles hereof are not a Part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

12.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

12.14 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by each Party as a licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title ll, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under section 101(35A) of the Bankruptcy Code. The Parties agree that each licensee of such rights

EXECUTION COPY

CONFIDENTIAL

under this Agreement, shall retain and may fully exercise all rights and elections it would have in the case of a licensor bankruptcy under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

ASCENTAGE PHARMA GROUP CORP. LTD.		UNITY BIOTECHNOLOGY, INC.

By:	/s/ Dajun Yang	By:	/s/ Nathaniel David

Name: Dajun Yang, MD, PhD		Name: Nathaniel David, PhD

Title: Chief Executive Officer		Title: Chief Executive Officer

EXECUTION COPY

CONFIDENTIAL

SCHEDULE 1.2

APG-1252

[***]

Confidential Information

(Property of Ascentage Pharma Group)

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.1

FORM OF STOCK ISSUANCE AGREEMENT

UNITY BIOTECHNOLOGY, INC.

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (the “Agreement”) is made as of [•] by and between Unity Biotechnology, Inc., a Delaware corporation (the “Company”), and Ascentage Pharma Group Corp. Ltd. (the “Grantee”).

In consideration of the mutual covenants and representations set forth below, the Company and Grantee agree as follows:

1. Grant of the Shares. Subject to the terms and conditions of this Agreement, the Company agrees to grant to Grantee, and Grantee agree to acquire from the Company, on the Closing (as defined below) [•] shares of the Company’s Common Stock, $0.0001 par value per share (the “Shares”), as consideration for services to be provided by Grantee to the Company.

2. Closing. The transfer of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and Grantee. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. As promptly after the Closing as practicable, the Company will issue a stock certificate, registered in the name of Grantee, reflecting the Shares.

3. Restrictions on Transfer.

A. Investment Representations and Legend Requirements. The Grantee hereby make the investment representations listed on Exhibit A to the Company as of the date of this Agreement and as of the date of the Closing, and agrees that such representations are incorporated into this Agreement by this reference, such that the Company may rely on them in issuing the Shares. Grantee understand and agree that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK GRANT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFCTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

B. Stop-Transfer Notices. Grantee agree that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any acquirer or other transferee to whom such Shares shall have been so transferred

D. Lock-Up Period. Grantee hereby agree that Grantee shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Grantee enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act of

1933, as amended (the “Securities Act”), that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Grantee further agree, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

4. Company’s Right of First Refusal. Before any Shares acquired by the Grantee pursuant to this Agreement (or any beneficial interest in such Shares) may be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Grantee or any subsequent transferee (each a “Holder”), such Holder must first offer such Shares or beneficial interest to the Company and/or its assignee(s) as follows:

A. Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred to each proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares; and (v) that by delivering the notice, the Holder offers all such Shares to the Company and/or its assignee(s) pursuant to this section and on the same terms described in the notice.

B. Exercise of Right of First Refusal. At any time within 30 days after receipt of the Holder’s notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the proposed transferees, at the purchase price determined in accordance with Section 4.C.

C. Purchase Price. The purchase price for the Shares purchased by the Company and/or its assignee(s) under this section shall be the price listed in the Holder’s notice. If the price listed in the Holder’s notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in its sole discretion.

D. Payment. Payment of the purchase price shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof within 30 days after receipt by the Company of the Holder’s notice (or at such later date as is called for by such notice).

E. Holder’s Right to Transfer. If all of the Shares proposed in the notice to be transferred to a given proposed transferee are not purchased by the Company and/or its assignee(s) as provided in this section, then the Holder may sell or otherwise transfer such Shares to that proposed transferee; provided that: (i) the transfer is made only on the terms provided for in the notice, with the exception of the purchase price, which may be either the price listed in the notice or any higher price; (ii) such transfer is consummated within 60 days after the date the notice is delivered to the Company; (iii) the transfer is effected in accordance with any applicable securities laws, and if requested by the Company, the Holder shall have delivered an opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section. If any Shares described in a notice are not transferred to the proposed transferee within the period provided above, then before any such Shares may be transferred, a new notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal described in this section.

F. Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this section, the transfer of any or all of the Shares during the Holder’s lifetime or on the Holder’s death by will or intestacy to (i) the Holder’s spouse; (ii) the Holder’s lineal descendants or antecedents, siblings, aunts, uncles, cousins, nieces and nephews (including adoptive relationships and step relationships), and their spouses; (iii) the lineal descendants or antecedents, siblings, cousins, aunts, uncles, nieces and nephews of Holder’s spouse (including adoptive relationships and step relationships), and their spouses; and (iv) a trust or other similar estate planning vehicle for the benefit of the Holder or any such person, shall be exempt from the provisions of this section; provided that, in each such case, the transferee agrees in writing to receive and hold the Shares so transferred subject to all of the provisions of this Agreement, including but not limited to this section, and there shall be no further transfer of such Shares except in accordance with the terms of this section; and provided further, that without the prior written consent of the Company, which may be withheld in the sole discretion of the Company, no more than three transfers may be made pursuant to this section, including all transfers by the Holder and all transfers by any transferee.

G. Termination of Right of First Refusal. The right of first refusal contained in this section shall terminate as to all Shares acquired hereunder upon the earlier of: (i) the closing date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, and (ii) the closing date of a Change of Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. For purposes of this Agreement, a “Change of Control” means either: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or (ii) a sale of all or substantially all of the assets of the Company.

5. General Provisions.

A. Choice of Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

B. Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the acquisition of the Shares by the Grantee and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

C. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

D. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Grantee and their heirs, executors, administrators, successors and assigns.

E. Assignment; Transfers. Except as set forth in this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Grantee without the prior written consent of the Company. Any attempt by the Grantee without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Except as set forth in this Agreement, any transfers in violation of any restriction upon transfer contained in any section of this Agreement shall be void, unless such restriction is waived in accordance with the terms of this Agreement.

F. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

G. Grantee Investment Representations and Further Documents. The Grantee agree upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

H. Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

I. Rights as Stockholder. Subject to the terms and conditions of this Agreement, Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Grantee deliver a fully executed copy of this Agreement (including the applicable exhibits and attachments to this Agreement) and full payment for the Shares to the Company, and until such time as Grantee dispose of the Shares in accordance with this Agreement. Upon such transfer, Grantee shall have no further rights as a holder of the Shares so purchased except (in the case of a transfer to the Company) the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Grantee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

J. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made after the date of this Agreement.

K. Reliance on Counsel and Advisors. Grantee acknowledge that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. Grantee acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Grantee are relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

L. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

(Signature page follows)

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

COMPANY:

UNITY BIOTECHNOLOGY, INC.

By:
Name:	Dr. Nathaniel E. David
Title:	President and Chief Executive Officer

[Signature Page to Restricted Stock Grant Agreement]

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. The Grantee agrees to notify the Company of any change in its address below.

GRANTEE:

ASCENTAGE PHARMA GROUP CORP. LTD.

Name:

Title:

Address:

11/F, AXA Centre

Gloucester Road,

Wanchai Hong Kong

[Signature Page to Restricted Stock Grant Agreement]

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

GRANTEE	:	ASCENTAGE PHARMA GROUP CORP. LTD.

COMPANY	:	UNITY BIOTECHNOLOGY, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	[•] SHARES

DATE	:	[•]

In connection with the acquisition of the above-listed shares, I, each of the undersigned, represent to the Company as follows:

1. The Company may rely on these representations. I understand that the Company’s sale of the shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2. I am purchasing for investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being acquired and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. I can protect my own interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. I am informed about the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5. I recognize my economic risk. I realize that the acquisition of the shares involves a high degree of risk, and that the Company’s future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6. I know that the shares are restricted securities. I understand that the shares are “restricted securities” in that the Company’s sale of the shares to me has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, I also understand and agree that:

A. I must hold the shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

B. the Company is under no obligation to register any subsequent proposed resale of the shares by me; and

C. the certificate evidencing the shares will be imprinted with a legend which prohibits the transfer of the shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. I am familiar with Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after my acquisition and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. I know that Rule 144 may never be available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable under the rule. I further understand that at the time I wish to sell the shares, there may be no public market for the Company’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which may preclude me from selling the shares under Rule 144 even if the relevant holding period had been satisfied.

9. I know that I am subject to further restrictions on resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. I know that I may have tax liability due to the uncertain value of the shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my acquisition is substantially greater than the Board’s appraisal. I understand that any additional value ascribed to the shares by such an IRS determination will constitute ordinary income to me as of the acquisition date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

11. Non-U.S. Investor. If I am not a United States person, I hereby represents that I am satisfied as to the full observance of the laws of my jurisdiction in connection with any invitation to receive the shares issuable pursuant to this Agreement, or any use of this Agreement, including (i) the legal requirements within my jurisdiction for the acquisition of the shares pursuant to this Agreement, (ii) any foreign exchange restrictions applicable to such receipt or transfer, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of such securities. My subscription for, and my continued beneficial ownership of the shares will not violate any applicable securities or other laws of my jurisdiction.

12. Principal Place of Business. The address of my principal place of business is set forth on the signature page below.

By signing below, the undersigned acknowledge their agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and their intent for the Company to rely on such statements in issuing the shares to me.

ASCENTAGE PHARMA GROUP CORP. LTD.

Address of Grantee’ Principal Place of Business:

11/F AXA Centre

Gloucester Road, Wanchai

Hong Kong